Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                  ---------------------------------------------

In connection with the Quarterly Report of Cedric Kushner Promotions, Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James DiLorenzo, Chief Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Cedric Kushner Promotions, Inc. and will be retained by Cedric Kushner Promotions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.




Date: November 18, 2004          /s/ James DiLorenzo
                                 -------------------
                              Name:  James DiLorenzo
                              Title: Executive Vice President
                                    (Principal Financial and Accounting Officer)